UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2010

Illumina, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30361	33-0804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9885 Towne Centre Drive, San Diego, California		92121-1975
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 202-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2010, Joel McComb resigned from his position as Senior Vice President & General Manager, Life Sciences of Illumina, Inc. (the "Company") to pursue other professional opportunities. Mr. McComb’s resignation will be effective February 28, 2010. In connection with his resignation, Mr. McComb and the Company entered into a Severance and Release Agreement (the "Agreement"). Under the terms of the Agreement, and provided Mr. McComb does not revoke his acceptance of the terms of the Agreement prior to March 2, 2010, Mr. McComb will be entitled to the following benefits in connection with his termination of employment: (i) a severance payment of $259,544.08, less all appropriate federal and state tax withholdings; (ii) limited acceleration of the vesting period for his outstanding stock options; and (iii) limited extension of the time during which he may exercise certain vested stock options. In exchange for the benefits described above, Mr. McComb and the Company have agreed to a customary release of any and all claims.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.

February 23, 2010	By:	Christian O. Henry

Name: Christian O. Henry
Title: Senior Vice President, Corporate Development & Chief Financial Officer